Exhibit 10.1

FIRST AMENDMENT TO LEASE

between

PLASTINO II, LP

and

VIRACTA THERAPEUTICS, INC.

Effective August 21, 2024, Plastino II, LP, a California limited partnership, herein called "Landlord", and Viracta Theapeutics, Inc., herein called "Tenant", hereby consent to and make amendment to the Lease between Landlord and Tenant dated June 11, 2020, for that certain building space, known as Suite 200, 210, 220, 225, & 227, consisting of a combined 3,261 square feet, located at 2533 South Coast Highway 101, Cardiff, California 92007, with such amendments as follows:

1.
The Lease Term as specified in the Lease is changed to terminate at 11:59pm on the 31st of August 2025.

2.
The Minimum Rent, effective September 1, 2024, is changed to Twenty-Four Thousand Eight Hundred Fifty-One and No/100.

3.
Article 2, Premises, shall be deleted in its entirety and replaced with the following:

2. PREMISES.

Landlord does hereby lease to Tenant and Tenant hereby leases from Landlord that certain space, known as Suite 210, having dimensions of approximately 30-1/2 feet in frontage by 19 feet in depth and containing approximately 677 square feet of floor area, Suite 200, having dimensions of approximately 12 feet in frontage by 30-1/2 feet in depth and containing approximately 655 square feet of floor area, Suite 220, having dimensions of approximately 20 feet in frontage by 34.5 feet in depth and containing approximately 689 square feet of floor area, Suite 225, having dimensions of approximately 30 feet in frontage by 29.97 feet in depth and containing approximately 980 square feet of floor area Suite 227, having dimensions of approximately 24 feet in frontage by 23 feet in depth and containing approximately 529 square feet of floor area, The combined approximate floor area for Suite 210, 200, 220, 225, and 227 (collectively, the “Premises”) is 3,530 square feet. The location and dimensions of said Premises are delineated on Exhibit “A” attached hereto and incorporated by reference herein. Said Premises are located in a part of that certain office building (herein called “Office Building”) together with related improvements and Land (herein collectively called the “Project”) which is located at 2533 South Coast Highway 101, Cardiff-by-the-Sea, California 92007.

Said Lease is subject to the terms, covenants and conditions herein set forth and the Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of said terms, covenants and conditions by it to be kept and performed.

4.
Exhibit “A” shall be deleted in its entirety and replaced with the attached Exhibit “A”.
5.
Tenant shall allow Landlord’s contractor access to Suite 225 in order to install a demising wall, re-route HVAC equipment, and separate electrical circuits (herein called “Work”). The Work, in suite 225, is expected to take 7 to 10 days. Work is expected to begin on or around September 3, 2024. General contractor will take reasonable care to reduce noise levels during normal Tenant’s office hours. Work will begin as early as 5:30 A.M. in order to complete the noisest portion of Work prior to 9:00 A.M.

6.
Article 36 shall be deleted in its entirety and replaced with the following:

36. BUYOUT

In the event that the Tenant shall not be in default in the performance of any term or condition of the Lease or Amendment, then anytime after September 30, 2024, Tenant shall have the right to cancel the Lease with at least three (3) months prior written notice received by the Landlord (hereinafter called the “Cancellation Notice”) and a one-time payment equal to two (2) month’s Rent (hereinafter called the “Buyout Amount”). The Buyout Amount shall be calculated by using the current monthly Rent. The Buyout Amount must accompany the Cancellation Notice for the Buyout to be operative. Tenant, in addition to the Buyout Amount, shall continue to pay Rent until the Lease cancellation date as established by the Cancellation Notice and this Article. The Buyout provision, as specified in this Article 36, shall expire on May 31, 2025.

(By way of illustration only, if the Cancellation Notice and Buyout Amount is received by Landlord on December 1, 2024, Tenant shall continue to pay Rent for the months of December, January, and February. The Buyout Amount shall not be credited toward monthly Rent.)

All other terms and conditions of the Lease not changed or affected by the foregoing shall remain in full force and effect.

DATED: 8/22//2024

PLASTINO II, Viracta Therapeutics, Inc.

a California limited partnership

/s/ Todd Plastino /s/ Michael Faerm

______________________________ ____________________________

Todd J. Plastino, President Michael Faerm

Plastino Interests, Inc., General Partner Chief Financial Officer

(LANDLORD) (TENANT)